PORTIONS OF THIS DOCUMENT INDICATED BY. ** HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED BY THE REGISTRANT

                          SOFTWARE LICENSE AGREEMENT

This Software License Agreement (the "Agreement") is made effective this 29th day of September, 1998 (the "Effective Date") between Sonic Foundry, Inc., a Maryland corporation ("SONIC FOUNDRY"), and HEWLETT-PACKARD COMPANY, a Delaware corporation ("HP").

1.   DEFINITIONS
     -----------

     1.1. "Program(s)" means those software programs of SONIC FOUNDRY to be developed and delivered to HP as set forth in Section 2 and Exhibit A, together with Error Corrections and any Enhancements that are accepted by HP according to the procedures in this Agreement.

     1.2. "Documentation" means that documentation set forth in Exhibit A together with equivalent documentation delivered to HP for all Enhancements accepted by HP.

     1.3. "Enhancement" means that any enhancement, modification, update, new version or new release of a Program, other than Error Corrections.

     1.4. "Error Corrections" means all bug fixes or error correction for the Programs.

     1.5. "Object Code" means any machine executable code derived in whole or in part from the Program.

     1.6. "HP Products" means any HP product and their successors and replacements.

     1.7. "HP CPSS Technology class of products" means CD and or DVD Writeable and or ReWriteable Drives and or CD and or DVD Writeable and or Re-Writeable Software Recording Solutions whether bundled with one another or stand alone.


2.   DEVELOPMENT AND DELIVERY
     ------------------------

     2.1. SONIC FOUNDRY agrees to develop and deliver to HP the software programs and documentation set forth in Exhibit A, in accordance with the deliverables and milestones set forth in Exhibit A and in accordance with the Test Requirements set forth in Exhibit A.

     2.2. SONIC FOUNDRY shall deliver all Error Corrections to HP as soon as it delivers such Error Corrections to any other customer or in accordance with the procedures set forth in the Support section below, whichever is earlier.


3.   COMPATIBILITY
     -------------

     3.1. SONIC FOUNDRY agrees to ensure that Programs are fully compatible with those HP products identified in Exhibit A, and their successors or replacements.

     3.2. SONIC FOUNDRY agrees to ensure that the current version of the Program being distributed by HP is fully compatible with the latest version of the operating systems set forth in Exhibit A within the time frames described in Exhibit A.



HP and SONIC FOUNDRY Confidential        Page 1               Initials________

4.   EVOLUTION AND NEW PROGRAMS
     --------------------------

     4.1. SONIC FOUNDRY agrees to release all enhancements or modifications (except for those SONIC FOUNDRY creates for a specific, custom end user) to the Program(s) or to any SONIC FOUNDRY's software program which corresponds to the Program, as an Enhancement. The commercial release date for the Enhancement shall be no later than any other commercial release of such functionality.

     4.2. At least ten (10) days prior to the release of an Enhancement, SONIC FOUNDRY agrees to notify HP and, upon beta release, deliver to HP a complete copy of it to HP. If HP requests a copy for acceptance testing then SONIC FOUNDRY shall deliver a copy of the final version to HP, at least seven (7) days prior to commercial release, for acceptance testing in accordance with paragraph 5 below together with a copy of documentation equivalent to that set forth in Exhibit A.

5.   ACCEPTANCE
     ----------

     5.1. HP shall have thirty (30) days from the date of receipt of a complete copy of the Initial Program or an Enhancement to either accept, return for rework, or reject it. A "complete copy" as used in this Agreement shall include a copy of the program in object code, documentation (or equivalent) for the program in at least manuscript form, and any documentation regarding the program which HP reasonably requests to accomplish its evaluation. HP shall be entitled to test and evaluate any program by whatever means it deems appropriate consistent with SONIC FOUNDRY's rights in the program, and SONIC FOUNDRY hereby grants to HP any licenses necessary for HP to perform its evaluation. If HP returns a program for rework, SONIC FOUNDRY agrees to take reasonable steps to correct the listed defects and resubmit the program for re-evaluation under the same acceptance procedure. In the event HP rejects a Program, it shall give SONIC FOUNDRY written notice of rejection stating the reasons for its unacceptability. SONIC FOUNDRY has full authority to commercially release any and all Enhancements to the Program at its own discretion and without approval from HP.

     5.2. In the event HP accepts an Enhancement then it shall be added to this Agreement. At its discretion, HP shall have the right to refuse to add any Enhancement to this Agreement even if it satisfies the technical requirements in this Agreement. In the event HP rejects an enhanced or modified Program, HP shall be entitled to continue to distribute the previous versions of that Program.

6.   RIGHTS GRANTED
     --------------

     6.1. Object Code. SONIC FOUNDRY hereby grants to HP and HP's subsidiaries a non-transferable, worldwide license to use, reproduce and have reproduced, and distribute through all channels of distribution the Programs in Object Code with the right to sublicense such rights, but (save for Error Corrections) only as bundled with the HP Products.

     6.2.  **


HP and SONIC FOUNDRY Confidential    Page 2

     6.4 Documentation, SONIC FOUNDRY hereby grants to HP and HP's subsidiaries a non-exclusive, non-transferable, worldwide, fully paid up license to use, reproduce, have reproduced, create derivative works and distribute through all channels of distribution the Documentation, with the right to sublicense such rights but solely in conjunction with the HP Products.

     6.5 No title or ownership in the Program(s) is transferred to HP. Nothing in this Agreement shall be construed to preclude HP from independently developing, acquiring or marketing computer software packages which may perform the same or similar functions as those software packages provided by SONIC FOUNDRY. Similarly, this Agreement shall not preclude SONIC FOUNDRY from entering into a similar agreement with third parties for distribution of the Programs

     6.6 No trademark licenses are granted under this Agreement. However, HP agrees that it will submit marketing material using Sonic Foundry's trademarks to Sonic Foundry for approval. Such approval will not be unreasonably withheld. If Sonic Foundry does not respond within (2) business days of submission by HP, such non-response will be deemed as an approval.

7.   MANUFACTURING AND MARKETING

     7.1 HP will perform all manufacture, reproduction and assembly of the Programs and Documentation.

     7.2 SONIC FOUNDRY agrees to supply HP, without additional charge, a Gold master of the Program(s) and an electronic copy of the Documentation.

8.   PRODUCT MAINTENANCE AND SUPPORT

     8.1  SONIC FOUNDRY agrees to provide the support set forth in Exhibit C.

     8.2 The maintenance and support obligations of SONIC FOUNDRY provided for in this Section shall run for the period of this Agreement and, for Error Corrections, shall continue for a period of one year after termination of this Agreement.

9.   PAYMENT

     9.1 HP agrees, except as set forth below, to pay SONIC FOUNDRY a royalty for each Program used internally or licensed to third parties by HP. No royalty shall be due for any item subsequently returned for a refund or other adjustment. No royalty shall be due for any program used by or distributed by HP for reasonable promotional, training or support purposes. The royalty for all Program(s) throughout the term of this Agreement is set forth in Exhibit B. Notwithstanding the foregoing, it is agreed by SONIC FOUNDRY that for HP Products which are external drive products, that a single royalty shall be due for any copy shipped with such HP Product or any upgrade copy but that end user will be authorized to make multiple copies of the software to support the end user customers use of the HP Product to the extent authorized by HP's end-user Agreement.

     9.2. Royalties shall be payable monthly following shipment. Payments due SONIC FOUNDRY shall be made within thirty days following the HP month of shipment. Payment shall reflect royalties for all copies of Programs licensed during the previous month any recoverable fees already paid by HP and any credit for returns or other adjustments.

     9.3. Upon removal of the HP Product from HP's Corporate Price list, HP reserves the right to bill back returned product for up to 90 days.

     9.4. SONIC FOUNDRY may, at its sole option and expense, engage an independent auditor mutually acceptable to HP for the purpose of verifying royalty payments. HP will maintain appropriate records which will be made reasonably available to the auditor. SONIC FOUNDRY may only exercise this right on an annual basis.

     9.5. HP shall be solely responsible for all taxes relating to distribution of the Program, including use, sales, withholding and property taxes. SONIC FOUNDRY shall be responsible for all taxes on royalties and license fees paid to SONIC FOUNDRY under this Agreement, including use, sales, income, withholding and property taxes.

10.  CONFIDENTIAL INFORMATION
     ------------------------

     10.1. Neither party desires the confidential information of the other and each agrees to resolve issues arising under this Agreement with nonconfidential information whenever possible.

     10.2. If during the term of this Agreement either party requires access to information which the other party considers confidential or proprietary, each party must first agree in writing to disclose and receive the information in confidence. If then disclosed, the information shall be labeled [HP or SONIC FOUNDRY] Confidential Information and shall be used by only those employees of the receiving party who have a need to know such information for purposes related to this Agreement. The information shall be safeguarded for two years following receipt against disclosure to third parties by employing the same degree of care as the receiving party uses for its own similar information, but no less than a reasonable degree of care. No such obligations of confidence shall extend to information which: was in the receiving party's possession before receipt from the disclosing party; is or becomes a matter of public knowledge through no fault of the receiving party; is rightfully received by the receiving party from a third party without a duty of confidentiality; is disclosed by the disclosing party to a third party without a duty of confidentiality on the third party; is independently developed by the receiving party; is disclosed under operation of law; or is disclosed by the receiving party with the prior written approval of the disclosing party.

     10.3. All shipment volumes, forecasts and other HP shipment information are confidential and will be treated as confidential information.

11.  WARRANTY AND INDEMNIFICATION
     ----------------------------

     11.1. SONIC FOUNDRY warrants it has full power and authority to grant HP the rights granted herein, the Program(s), Documentation, trademarks, copyrights and trade names referred to in this Agreement do not violate or infringe any third party intellectual property rights, and that the Programs referred to herein will operate in accordance with their specifications and Documentation.

     11.2. SONIC FOUNDRY agrees to indemnify and hold HP harmless of and from any and all loss, cost, claim, liability, suit, judgment or expense, including reasonable attorneys' fees, arising out of any breach of the above described warranties.

     11.3. SONIC FOUNDRY will defend any claims, suit, or proceeding brought against HP or its customers insofar as it is based on a claim that
           (i) any Program or Documentation, or any part thereof, furnished by SONIC FOUNDRY under this Agreement constitutes an infringement of any patent, copyright, trademark, trade name, unauthorized trade secret use, or any other intellectual property right, or (ii) the performance or non-performance of the Programs; if notified promptly in writing of such claim, and given authority, information and assistance (at SONIC FOUNDRY's expense) to handle the claim the defense of any suit or proceeding, and SONIC FOUNDRY agrees to pay all damages and costs awarded therein against HP and its customers. In case any Program or documentation or any part thereof is in such suit held to constitute an infringement and its use is enjoined, SONIC FOUNDRY shall, at its own expense and at its option, either procure for HP and its customers the right to continue use or, if applicable, replace the same with a noninfringing Program and documentation of equivalent function and performance, or modify them so they become noninfringing without detracting from function or performance. This Section states SONIC FOUNDRY's entire liability to HP for infringement of third party intellectual property rights.

     11.4. EXCEPT AS EXPRESSLY PROVIDED HEREIN, SONIC FOUNDRY MAKES NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, REGARDING THE PROGRAMS, AND SONIC FOUNDRY SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANT ABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

12.  TERM AND TERMINATION

     12.1. This Agreement shall expire upon the removal by Hewlett Packard of the last Hewlett Packard product on the Corporate Price List, however in no event later than May 31, 2000.

     12.2. The non-breaching party may terminate this Agreement by notice if the other party breaches any provision of this Agreement and if such breach is not cured within thirty (30) days of notice from the non-breaching party advising of such breach.

     12.3. All obligations concerning confidentiality, support, warranties, indemnities, limitations of liability and all end user licenses shall survive termination of this Agreement. Further, HP may continue to distribute its then current inventory of Programs.

13.  LIMITATION OF LIABILITY

     13.1 EXCEPT TO THE EXTENT OF THE INDEMNIFICATION PROVISIONS ABOVE, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR CONSEQUENTIAL OR SPECIAL DAMAGES (INCLUDING LOSS OF PROFITS) WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER LEGAL THEORY.

14.  MISCELLANEOUS PROVISIONS

     14.1. HP agrees not to export or re-export the Programs or any copy or adaptation in violation of the U.S. Export Administration regulations or other applicable regulation.

     14.2. SONIC FOUNDRY and HP are strictly independent contractors and shall so represent themselves to third parties. Neither party has the right to bind the other in any manner whatsoever and nothing in this Agreement shall be interpreted to make either party the agent or legal representative of the other or to make the parties joint venturers.

   14.3. HP shall have the authority to market or not market the Programs as it deems appropriate. Nothing in this Agreement shall be construed or interpreted as placing a "best efforts" standard upon HP with respect to the marketing of any of the Programs.

   14.4. All notices required under this Agreement shall be in writing and shall be considered given upon personal delivery, forty-eight (48) hours after sending by air courier, or seventy-two (72) hours after deposit in the United States Mail, certified mail return receipt requested or equivalent, addressed to the appropriate Account Manager.

   14.5. This Agreement is made under and shall be construed in accordance with the laws of the State of California, excluding its conflicts of laws provisions. The parties hereby waive any constitutional, statutory, or common law right of trial by jury.

   14.6. SONIC FOUNDRY agrees not to publicize or disclose to any third party without the consent of HP the terms of this Agreement.

   14.7. The headings of Sections of this Agreement are for reference only and are not to be construed in any way as terms.

   14.8. SONIC FOUNDRY may not assign or transfer any of the rights or responsibilities set forth herein without the express written consent of HP and any purported attempt to do so shall be deemed void. If SONIC FOUNDRY is acquired by another entity, HP agrees not to unreasonably withhold consent to the assignment of this Agreement subject to agreement as assurances satisfactory to HP of adequate, technical support for HP Programs including the agreement of key SONIC FOUNDRY personnel to fulfill the obligations of support.

   14.9. A party's failure to exercise any of its rights hereunder shall not constitute or be deemed a waiver or forfeiture of any such rights.

   14.10. This document represents the entire agreement between the parties as to the matters set forth and integrates all prior discussions or understandings between them.

   14.11. The invalidity or unenforceability of any term of this Agreement shall not in any way affect the remaining terms which shall remain in full force and effect and the parties will negotiate in good faith a substitute provision which most nearly effects the parties intent in entering into this Agreement.

Agreed:

SONIC FOUNDRY                           HEWLETT-PACKARD COMPANY

By: /s/ Rimas P. Buinevicius            By: /s/ Jerry Shea
----------------------------            --------------------------

Typed Name: Rimas P. Buinevicius        Typed Name: Jerry Shea
Title: Chairman & CEO                   Title: General Manager CPSS

                                   EXHIBIT A
--------------------------------------------------------------------------------
LICENSED SOFTWARE
--------------------------------------------------------------------------------

For this agreement, SONIC FOUNDRY'S ACID Music (version 1.0) will comply with the specifications below.

[_]  Localization
     The program will be localized in English, French, Italian, German, Spanish, Swedish, Dutch, Brazilian Portuguese and UK English for tutorials.

     All manuals will be localized in the same languages in electronic PDF (Acrobat) format.

     All aspects of the product must be localized (except file names) including software, auto loading demo song, installation, manuals, on-line help, support materials, etc. All localized versions of the software must be released simultaneously with the English version and UK English for demo song.

[_]  Product System Requirements
     Compatible and certified with Microsoft Windows 95, Windows 98, and
     Windows NT 4.0 including Windows logo Certification. If a new version of an Operating System (such as NT 5.0) is released during the term of the Agreement, SONIC FOUNDRY will provide a compatible product within 90 days of the commercial release during the term of the Agreement.

     Year 2000 Compliance Warranty.
     Subject to the limitation of liability contained in this Agreement, SONIC FOUNDRY Warrants to HP that the Software Products licensed under this Agreement, when used in accordance with the Documentation, are capable of correctly processing, providing, and receiving date data within and between the twentieth and twenty-first centuries, provided that all other products used by the End User in connection or combination with the Software Products including without limitation, hardware, software and firmware, properly exchange date data with the Software Products. This warranty shall not apply to any problems arising as a result of modification of the Software Products by anyone other than SONIC FOUNDRY. This year 2000 Compliance warranty will remain in effect through December 31, 2000, Notwithstanding any other warranty period specified in this Agreement.

[_]  Specific Program Description
     .   The product will be branded as SONIC FOUNDRY ACID Music (version 1.0).
     .   See Attached Functional Specification.
     SONIC FOUNDRY shall provide the application(s) by the following dates:

         **

     The product shall be delivered to HP on CD (see attached Functional Specification) that may be taken directly to the duplicators. The manual shall be provided on-line in electronic format on the CD.

     Regions and Languages are as follows:

     Americas: English, French, Italian, Spanish and Brazilian Portugese. Northern Europe: English, German, Swedish and Dutch.
     Southern Europe: Same disc as Americas.
     Asia Pacific: Same disc as Americas.

[ ]  HP Products

     **

                                   EXHIBIT B

-------------------------------------------------------------------------------
PAYMENT SCHEDULE
-------------------------------------------------------------------------------

                                      **

                                   EXHIBIT C
-------------------------------------------------------------------------------
          CUSTOMER SUPPORT
-------------------------------------------------------------------------------

Timely & Knowledgeable Maintenance and Support Service
------------------------------------------------------

                                      **


In addition to the support locations and support offerings, SONIC FOUNDRY must ensure that the level of support meets or exceeds the expectations of HP's customers and is provided in a timely manner that will not adversely impact HP's support centers. Currently, SONIC FOUNDRY is providing a level of support for it's customers that meets the expectations of HP's customers. SONIC FOUNDRY must continue this level of support to ensure there are minimal negative impacts to HP customer support centers or HP's customers. If HP receives complaints from customers about the timeliness of SONIC FOUNDRY support or the quality of that support, HP will identify these issues to SONIC FOUNDRY and SONIC FOUNDRY will take corrective actions to resolve these issues. Once the issues have been identified, SONIC FOUNDRY shall provide a corrective action plan within 30 days.

Technical and Emotional Escalations
-----------------------------------

SONIC FOUNDRY shall identify a point of contact in each region for technical and emotional escalations. HP will also identify a point of contact in each region for escalations. These identified individuals will be responsible for communicating and resolving customer escalations, both emotional and technical. Once a customer escalation has been resolved, the responsible individual will provide feedback to the other company that will ensure that the escalation has been resolved.

An integral part of the detailed process will be the development of processes for handling customer issues that are a result of bugs or problems in either the hardware or software. When these situations arise each company is committed to providing error correction information when possible, a work around when necessary, and schedules for implementation of corrective action. It is anticipated that an issues database will be maintained that will provide this information to each company on the status of current "bugs" or technical issues that affect our customers.

Train-the-Trainer
-----------------

In order to provide the level of support for our customers that they expect, both HP and SONIC FOUNDRY will have to provide training for each other on their respective products. The standard call process requires that HP support technicians support the HP hardware and that SONIC FOUNDRY support technicians support the ACID Music software. HP has support technicians worldwide that must receive the same level of training and SONIC FOUNDRY has a similar training issue. In order to accomplish worldwide training each company will provide training to the other's trainers. This will allow HP to customize the training on ACID Music to meet HP's worldwide technical requirements. SONIC FOUNDRY will provide HP with training support that will include product samples, technical information and on-line access to our internal technical support staff, Physical, in-person training will also be provided as necessary. HP will provide SONIC FOUNDRY with an ISV Training Kit that will clearly identify the specific items that SONIC FOUNDRY must provide to HP trainers. SONIC FOUNDRY will be provided with similar technical material to support their training needs. Upon execution of this agreement both HP and SONIC FOUNDRY will identify the individual that is responsible for training development so that the training development can begin immediately.

Additional Requirements to Meet the Needs of Customer Support
-------------------------------------------------------------

Bugs and Fixes: SONIC FOUNDRY is responsible for submitting a list of known issues and fixes or work around for the gold master software at the time the gold master software is submitted. HP is responsible for submitting a list of known issues and fixes or work around for the hardware at the time the hardware is submitted. All issues contained in the gold master software or hardware must be below weight five or have a waiver from Hewlett-Packard Company and/or SONIC FOUNDRY. SONIC FOUNDRY gives HP the right distribute these fixes or work around to its customers and partners in any way Hewlett-Packard deems fit.

White Papers: All white papers relating to the software vendor's product will be submitted to Hewlett-Packard Company with the gold master of the software. All white papers relating to HP's product will be submitted to SONIC FOUNDRY with the final release of the hardware.

                                   EXHIBIT D
-------------------------------------------------------------------------------
ACCOUNT MANAGERS
-------------------------------------------------------------------------------

[ ]  Sonic Foundry

Name:
Title:
Address:  **

Phone:
Fax:

[ ]  Hewlett Packard

Name:
Title:
Address:  **

Phone:
Fax:

      [LOGO OF HEWLETT-PACKARD]                 [LOGO OF SONIC FOUNDRY]



                                  ACID Music


                      for Windows 95/98 and NTWS 4.0/5.0



                     Functional Requirements Specification





                        Hewlett Packard, Sonic Foundry


                              September 28, 1998

Purpose

To provide a music creation application which allows Windows 95/98 and NT users to burn their musical "masterpieces" directly to CD-R/RW. The initial opportunity is to ship with HP drives**

Product Description

This music creation application, currently called ACID Music, will be a loop-based music tool which helps users create songs, rhythms, jingles, wraps, hymns, ditties, descants, chants or other audio compilations. The product will allow the user at lease 24 tracks of loops per song. The users may save their creations in .WAV, or .ASF output as well as burn their songs directly to CD in Red Book audio format in the track-at-once format using Sonic Foundry's technology.

Content that is provided with the ACID Music application may be used for personal or commercial use in an unrestricted manner (according to Sonic Foundry's End User License Agreement). Other content may be purchased from Sonic Foundry, such as "Loops for Acid" but may be subject to different end user agreements.

Content will be organized by genre, style or type of music.

A special start up ACD file will be loaded the first time the program is ran with loops as a tutorial.

Product Name and Branding/Versioning

ACID Music-Audio Creation in Digital
As ACID Music will be a modified for HP to include the CD burn capabilities, a version unique version number will be designated in the Help About box.

The copyright will reference "Sonic Foundry," as the copyright holder and will reference 1998 as the copyright date.

Languages

The product and manuals will be provided in English, French, Italian, German, Spanish, Swedish, Dutch, Brazilian Portuguese, (UK English for tutorials). Due to the nature of this product, it is not expected that file names will be translated.

HP will recommend to Sonic Foundry its translation house (SDL) for localization.

Operating Environments

The product will operate under Windows 95 (All Service Releases), Windows 98, and Windows NT Workstation 4.0 (Service Releases 3 or higher). If version 5.0 of NT Workstation is released during the term of the Agreement, a compatible (not necessarily logo'd) product or patch will be released to HP customers free of charge within 90 days of the release of the operating system.

Installation

The product will not be integrated into HP's Installation set but rather will be a stand alone disc that is provided ** Installation will be a multi-language install by region.

Logo Requirements

The product must meet the Microsoft "Designed for Windows 95/98/NT" logo requirements. Because Logo requirements are changing soon and will include the additional requriment for NT 5.0 it is important that logo certification be done as soon as feasible. Details of logo requirements can be obtained at http:www.microsoft.com/windows/thirdparty/winlogo/.

Device Support

This product will support the HP 7200i, 7200e, 8100, 8200, 7300 and 7400 drives.

Delivery of Product

Sonic foundry shall provide the application(s) by the following dates:

                                      **

The product shall be delivered to HP on CD (2 CDs) that may be taken directly to the duplicators. The manual shall be provided on-line in electronic format on the CD. Regions and Languages are as follows:

Americas: English, French, Italian, Spanish, and Portuguese.
Northern Europe: English, German, Swedish and Dutch.
Southern Europe: Same disc as Americas.
Asia Pacific: Same disc as Americas.

Electronic Upgrade Capability

Electronic upgrade capability may be provided by Sonic Foundry at their discretion.

http://www.sonicfoundry.com.
----------------------------

Customer Support

Auto loading demo song at startup for usability.

Exclusivity

(covered in contract)

Other

File(s) in the box for loop packs, effects and plug-ins, how to use in business environment.